Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Mary Chaput, Executive Vice President and Chief Financial Officer, 615.665.1122

HEALTHWAYS TO REPORT SECOND QUARTER EARNINGS
AFTER MARKET CLOSE ON MARCH 20

NASHVILLE, Tenn. – March 14, 2006 – Healthways, Inc. (NASDAQ: HWAY) today announced that results for the second quarter, which ended February 28, 2006, will be released after market close on Monday, March 20, 2006, followed the same day by an earnings conference call and live webcast scheduled for 5 p.m. ET.

The live broadcast of Healthways’ quarterly conference call will be available online at www.healthways.com/Investors/Investors.asp, as well as www.earnings.com. The online replay will be available at each location through March 27, 2006. A telephone replay of the call will also be available through March 27, 2006, at 719-457-0820, confirmation number 1409953.

About Healthways
Healthways, Inc. is the leading and largest provider of specialized, comprehensive Health and Care SupportSM programs and services, including disease management and care enhancement services to health plans, hospitals and government, in addition to outcomes-driven wellness programs to health plans and employers, in all 50 states, the District of Columbia, Puerto Rico and Guam. As of November 30, 2005, the Company provided Health and Care Support services for more than 1.8 million people nationwide. Healthways helps people lead healthier lives while reducing overall healthcare costs. As The Health/Care Trust ChannelSM, Healthways provides people the support they need when they need it to enable them to make better choices and live healthier lives. For more information, visit www.healthways.com.

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